AMENDMENT TO THE

COHERENT COMMUNICATIONS SYSTEMS CORPORATION

AMENDED AND RESTATED 1993 EQUITY COMPENSATION PLAN

WHEREAS, Coherent Communications Systems Corporation Coherent has heretofore established the Coherent Communications Systems Corporation Amended and Restated 1993 Equity Compensation Plan (the "Plan") for the benefit of employees, non-employee directors, and eligible independent contractors of Coherent Communications Systems Corporation and its subsidiaries;

WHEREAS, Coherent was acquired by Tellabs, Inc. ("Tellabs") in a merger on August 3, 1998, and Coherent subsequently merged into Tellabs Operations, Inc. (the "Corporation");

WHEREAS, the Board of Directors of Tellabs deems it desirable to make certain amendments to the Plan relating to the vesting of options and stock appreciation rights ("SARs") and/or the post-employment exercise period in the event of the death, disability, or retirement of an option or SAR holder, or a change in control of Tellabs;

WHEREAS, the Board of Directors has considered the recommendations; and

WHEREAS, the Board of Directors of the Corporation has approved this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective June 30, 2000, as follows:

  Under Section 2 of the Plan, the following definition of "Change in Control" shall be added:

  (f) "Change in Control" means the first to occur of:

  (i) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, Tellabs, Inc. ("Tellabs") or any subsidiary of Tellabs, or any employee benefit plan of Tellabs or any subsidiary of Tellabs, or any person or entity organized, appointed or established by Tellabs for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of Tellabs, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Tellabs representing 20% or more of the combined voting power of Tellabs's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by Tellabs; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

  (ii) During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board of Directors of Tellabs and any new director (except for a director designated by a person who has entered into an agreement with Tellabs to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by Tellabs' stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Tellabs (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of Tellabs immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns Tellabs or all or substantially all of Tellabs' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of Tellabs; (B) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of Tellabs or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (4) Approval by the stockholders of Tellabs of a complete liquidation or dissolution of Tellabs.
  Under Section 2 of the Plan, the following definition of "Disability" shall be added:

  (i) "Disability" shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.
  Section 10 shall be amended in its entirety to read as follows:

  SECTION 10. Termination of Employment.

  Except as set forth in Section 10A with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Stock Option Agreement, the following rules shall apply upon termination of the Optionee's employment with the Corporation and all Subsidiaries:

  (a) Except as set forth in subsections (b), (c), (d) and (e) below, in the event of termination (voluntary or involuntary) for any reason of the holder's employment by the Corporation, any unexercised Option shall be exercisable by the Optionee at any time within 30 days after the date of such termination but only to the extent such Option was exercisable on the date of such termination. In no event shall such unexercised Option be exercisable after the expiration of its term.

  (b) In the event of termination of employment due to the death the Optionee, each Option held by the Optionee shall become exercisable in full and may be exercised at any time prior to the expiration date of the Option or within one year after the date of the Optionee's death, whichever period is shorter.

  (c) In the event of termination of employment due to the Disability of the Optionee, each Option held by the Optionee may, to the extent exercisable at the time of termination of employment, be exercised at any time prior to the expiration date of the Option or within three years after the date of the Optionee's termination of employment, whichever period is shorter.

  (d) In the event of termination of employment due to the retirement of the Optionee on or after attaining age 55, all or a portion of each Option held by the Optionee, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Optionee's attained age and one point for each year of continuous service with the Corporation or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Corporation or a Subsidiary of the Corporation, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested option shall vest
  At least 80 but less than 90 points          75% of each unvested option shall vest
  At least 90 points                                  100% of each unvested option shall vest

  and all Options held by the Optionee to the extent then exercisable may be exercised at any time prior to the expiration date of the Option or within three years after the date of the Optionee's retirement, whichever period is shorter.

  (e) Notwithstanding anything in this Plan to the contrary, any ISO which is exercised after the expiration of three months following the cessation of employment for any reason other than Disability or death or one year after the date of termination of employment due to Disability or death, shall be treated as a NQSO.
  Section 5(h) shall be amended in its entirety to read as follows:

  (h) Termination of Employment. Except as set forth in Section 5(k) with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Agreement evidencing an Option or Stock Appreciation Right the following rules shall apply upon termination of the Participant's employment with the Company and all Subsidiaries:

  (i) Except as set forth in subsections (ii), (iii), (iv), and (v) below, unless otherwise determined by the Committee at or after grant, in the event of a Participant's termination of employment (voluntary or involuntary) for any reason other than as provided below, any Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Grant, whichever period is shorter.

  (ii) Unless otherwise determined by the Committee at or after grant, if any Participant ceases to be employed by the Company on account of a Termination for Cause by the Company, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be employed by the Company, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Stock.

  (iii) In the event of termination of employment due to the death the Participant, each Option and Stock Appreciation Right held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the Grant or within one year after the date of the Participant's death, whichever period is shorter, and in the event of death within three months after the date on which the Participant ceases to be employed by the Company on account of termination of employment specified in Section 5(h)(i) above, the Grant may be exercised prior to the expiration date or within one year after the date of termination, whichever is shorter.

  (iv) In the event of termination of employment due to the Disability of the Participant, each Option or Stock Appreciation Right held by the Participant may, to the extent exercisable at the time of termination of employment, be exercised at any time prior to the expiration date of the Grant or within three years after the date of the Participant's termination of employment, whichever period is shorter.

  (v) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each Option and Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or a Subsidiary of the Company, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested Grant shall vest
  At least 80 but less than 90 points          75% of each unvested Grant shall vest
  At least 90 points                                  100% of each unvested Grant shall vest

  and all Options and Stock Appreciation Rights held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the Grant or within three years after the date of the Participant's retirement, whichever period is shorter.

  (vi) Notwithstanding anything in this Plan to the contrary, any Incentive Stock Option which is exercised after the expiration of three months following the cessation of employment for any reason other than Disability or death or one year after the date of termination of employment due to Disability or death, shall be treated as a Non-Qualified Stock Option.
  The Plan shall hereby be amended by adding a new Section 5(k) to read:

(k) Change in Control.

(i) Upon the occurrence of a Change in Control, any and all Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable and remain exercisable until such Options and Stock Appreciation Rights expire or terminate under the provisions of this Plan.

(ii) Upon the occurrence of a Change in Control not approved by the Incumbent Board, any and all Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term without regard to termination of employment subsequent to such Change in Control.

IN WITNESS WHEREOF, the foregoing amendments to the Coherent Communications Systems Corporation Amended and Restated 1993 Stock Option Plan are hereby adopted as of the 30th day of June, 2000, by the undersigned officer duly authorized by resolutions adopted by the written consent of the Board of Directors dated June 30, 2000.

TELLABS OPERATIONS, INC.

By: /s Brian J. Jackman

Name: Brian J. Jackman

Its: President